EXHIBIT A

IDENTIFICATION OF SUBSIDIARY(IES)

ITEM 7.	Identification and Classification of the Subsidiary Which Acquired
        the Security Being Reported on by the Parent Holding Company:

        Firstar Investment Research & Management Co., LLC			IA

        Firstar Bank, National Association						            BK

        Mercantile Trust Company, N.A.		                 				BK